News Release 215

July 24, 2019

Liberty Star Uranium & Metals Corp.

d/b/a Liberty Star Minerals [AZ]

LBSR: OTCPK

http://www.LBSR.us

FOR IMMEDIATE RELEASE

Liberty Star Announces New Board Director

TUCSON, AZ–(July 24, 2019)–Liberty Star Minerals (“Liberty Star” or the “Company”) (OTCPK: LBSR) is pleased to announce that effective July 19, 2019, the Board elected Boyd Gordon, unanimously among the quorum present, as director of the Company until the next shareholder’s meeting for the appointment of directors.

Mr. Gordon is a financial transaction professional with over 30 years of broad experience in corporate and international finance, capital market transactions and project development and finance. He joins W. Bradley Monroe and V.E. (Gene) Streety, both appointed to the Board of Directors in August 2018, Board Chair Pete O’Heeron, Director/CEO Brett Gross, and Director/Scientific Advisor James A. Briscoe. Read more on the LBSR website.

“Boyd’s depth and breadth of experience in the finance industry generally, and the mining project finance sector specifically, brings intellectual tools and assets to the Company that will prove invaluable in the years to come,” commented Mr. Gross. “Boyd is a creative thinker with the professional standards of integrity that assure the highest quality guidance in these and other critically important business matters as the Company continues its quest to build shareholder value.”

“Brett I. Gross” Brett I. Gross

CEO/President

Liberty Star Minerals

Forward Looking Statements

Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended January 31, 2019, as updated from time to time in our filings with the Securities and Exchange Commission. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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Contact:

Liberty Star Uranium & Metals Corp.

d/b/a Liberty Star Minerals [AZ]

Tracy Myers

520-425-1433

Investor Relations

info@LBSR.us